UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☐

Filed by a party other than the Registrant ☒

Check the appropriate box:

☐  Preliminary Proxy Statement

☐  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐  Definitive Proxy Statement

☒  Definitive Additional Materials

☐  Soliciting Material Pursuant to §240.14a-12

Voya Financial, Inc.

(Name of Registrant as Specified In Its Charter)

TOMS Capital Investment Management LP
TCIM Management GP LLC
TCIM Master Fund Ltd.
Benjamin Pass
Akash Bagaria
(Name of Person(s) Filing Proxy Statement, if Other Than The Registrant)

Payment of Filing Fee (Check the appropriate box):

☒  No fee required.

☐  Fee paid previously with preliminary materials.

☐  Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Item 1 Explanatory Note: On October 9, 2026, TOMS Capital Investment Management LP, a Delaware limited partnership (“TCIM”), together with the other participants named herein (collectively the “Participants”), issued the following press release (the “Press Release”) related to Voya Financial, Inc., a Delaware corporation (the “Company”). TCIM or its fellow Participants may disseminate the Press Release or portions thereof from time to time.

TCIM Commences Mailing of No Confidence Referendum Proxy Statement to Voya Shareholders

Urges Shareholders to Seize Opportunity to Make Their Voices Heard

New York, NY (October 9, 2026) – TOMS Capital Investment Management (“TCIM”), which manages funds that together have an investment representing an approximately 4.65% economic interest in Voya Financial, Inc. (NYSE: VOYA) (“Voya” or the “Company”), today announced that it has commenced the mailing of its definitive proxy materials to provide shareholders the opportunity to consider and vote on a non-binding resolution. This non-binding resolution allows shareholders to convey unequivocally that they “no longer continue to have confidence in the board of directors (the “Board”) and management of Voya Financial, Inc.”

As part of the filing, TCIM has set a record date of September 30, 2026 and a referendum meeting date of November 24, 2026. The definitive proxy materials and more information on TCIM’s campaign can be found here: www.unlockvoya.com, as well as at www.sec.gov.

TCIM issued the following statement:

“We encourage Voya shareholders to take advantage of the opportunity to make their voices heard via our no confidence referendum. For too long, the Board has failed to act in shareholders’ best interests and must be held accountable. We are pleased to reach this milestone and get proxies into the hands of shareholders – despite the Company’s best efforts to halt this process.

It is time for Voya’s Board and leadership to stop their tactics of obstruction and focus on doing what is best for all shareholders – including genuinely engaging with interested third parties around value creation opportunities. We look forward to communicating with our fellow shareholders in the weeks to come.”

Additional information about the campaign, including how shareholders can make their voices heard, is available at www.unlockvoya.com.

Contacts

Media:
Longacre Square
tcim@longacresquare.com

Investors:
Okapi Partners
212-297-0720
info@okapipartners.com

Cautionary Statement Regarding Forward-Looking Statements

This communication does not constitute an offer to sell or a solicitation of an offer to buy any of the securities described herein in any state to any person. The information herein contains “forward-looking statements”. Specific forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and include, without limitation, words such as “may”, “will”, “could”, “would”, “should”, “anticipate”, “estimate”, “expect”, “predict”, “seek”, “project”, “target”, “future”, “potential”, “intend”, “plan”, “assume”, “believe”, “forecast”, “look”, “build”, “focus”, “create”, “work”, “continue”, or the negative of such terms or other variations on such terms or comparable terminology. Similarly, statements that describe the Participants’ (as defined below) objectives, plans or goals are forward-looking.  These forward-looking statements are based on the Participants’ current beliefs, expectations and assumptions and involve significant known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied.  Forward-looking statements are subject to various risks and uncertainties and assumptions.  There can be no assurance that any idea or assumption herein is, or will be proven, correct.  If one or more of such risks or uncertainties materialize, or if the Participants’ underlying assumptions prove to be incorrect, the actual results may vary materially from outcomes indicated by these statements.  Forward-looking statements should not be regarded as a representation by any of the Participants that the future plans, estimates or expectations contemplated will ever be achieved, or otherwise.  The Participants undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

Participants in the Solicitation

The Participants have filed a definitive proxy statement (as may be amended or supplemented from time to time, the “Definitive Proxy Statement”) and accompanying proxy card with the Securities and Exchange Commission (the “SEC”) to be used to solicit the views of the stockholders of Voya Financial, Inc. (“Voya”) on the no confidence referendum.  The Participants have furnished the Definitive Proxy Statement and accompanying proxy card to some or all of the stockholders of Voya entitled to vote at the referendum meeting. The Definitive Proxy Statement contains important information about the no confidence referendum.

TOMS Capital Investment Management LP, TCIM Master Fund Ltd., TCIM Management GP LLC, Benjamin Pass, and Akash Bagaria (collectively, the “Participants”) are participants in the solicitation of proxies from the stockholders of Voya in connection with the no confidence referendum.  As of September 23, 2026, TCIM Master Fund Ltd. has beneficial ownership of or owns derivative securities with economic exposure to, 1,684,175 shares of common stock of Voya, par value $0.01 per share.  As of September 23, 2026, TOMS Capital Investment Management LP, as investment advisor, may be deemed to beneficially own shares or derivative securities with economic exposure to 4,215,400 shares of common stock of Voya, par value $0.01 per share, owned by the persons it advises.  As of September 23, 2026, TCIM Management GP LLC, as the general partner of TOMS Capital Investment Management LP, may be deemed to beneficially own or have economic exposure to 4,215,400 shares of common stock of Voya, par value $0.01 per share, owned by directly or underlying derivative securities owned by the persons TOMS Capital Investment Management LP advises.

Disclaimer

Any information concerning Voya contained in this communication has been taken from, or based upon, publicly available information.  Although the Participants do not have any information that would indicate that any information contained in this communication that has been taken from such documents is inaccurate or incomplete, the Participants do not take any responsibility for the accuracy or completeness of such information.

Important Information and Where to Find It

STOCKHOLDERS OF VOYA ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT MATERIALS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE NO CONFIDENCE REFERENDUM.  STOCKHOLDERS MAY OBTAIN A FREE COPY OF THESE MATERIALS (WHEN THEY ARE AVAILABLE) AND OTHER DOCUMENTS FILED BY THE PARTICIPANTS WITH THE SEC AT THE SEC’S WEBSITE AT WWW.SEC.GOV OR AT TOMS CAPITAL INVESTMENT MANAGEMENT LP’S WEBSITE FOR THE NO CONFIDENCE REFERENDUM AT WWW.UNLOCKVOYA.COM.  FURTHER, STOCKHOLDERS MAY OBTAIN A FREE COPY OF THESE MATERIALS (WHEN THEY ARE AVAILABLE) BY DIRECTING A REQUEST TO THE PARTICIPANTS’ PROXY SOLICITOR, OKAPI PARTNERS LLC, 1212 AVENUE OF THE AMERICAS, 17TH FLOOR, NEW YORK, NEW YORK 10036 (SHAREHOLDERS CAN CALL TOLL-FREE: (844) 343-2621).

Item 2 Explanatory Note: Also on October 9, 2026, the Participants updated the website that was launched in connection with the solicitation of shareholders of the Company, which is available at www.unlockvoya.com (the “Site”). Copies of the updated materials posted to the Site are filed herewith. From time to time, the Participants may refer shareholders of the Company to such materials.

Unlock Voya

Important Materials Contact

Disclaimer

Disclaimer

The views expressed on this website represent the opinions of TOMS Capital Investment Management ("TCIM") and the other participants (collectively, the "Participants") in the solicitation of the stockholders of Voya Financial, Inc. (the "Corporation"), and are based on publicly available information with respect to the Corporation. The Participants recognize that there may be confidential information in the possession of the Corporation or other persons that could lead it or others to disagree with the Participants' conclusions. The Participants reserve the right to change any of the opinions expressed herein at any time as they deem appropriate and disclaim any obligation to notify the market or any other party of any such changes or to update the information or opinions contained on this website.

Certain financial projections and statements made herein have been derived or obtained from filings made with the Securities and Exchange Commission ("SEC") or other regulatory authorities and from other third party reports. Neither the Participants nor any of their affiliates shall be responsible or liable for any misinformation contained in any third-party SEC or regulatory filing or third-party report. There is no assurance or guarantee with respect to the prices at which any securities of the Corporation will trade, and such securities may not trade at prices that may be implied herein. The estimates, projections and potential impact of the opportunities identified by the Participants herein are based on assumptions that the Participants believe to be reasonable as of the date they were prepared, but there can be no assurance or guarantee that actual results or performance of the Corporation will not differ, and such differences may be material.

The materials on this website are provided merely as information and are not intended to be, nor should they be construed as, an offer to sell or a solicitation of an offer to buy any security. These materials do not recommend the purchase or sale of any security, including the securities of the Corporation. The Participants currently beneficially own, and/or have an economic interest in, shares of the Corporation. It is possible that future developments may lead the Participants from time to time to sell all or a portion of their holdings of the Corporation (in open market transactions, privately negotiated transactions or otherwise, including via short sales), buy additional shares (in open market transactions, privately negotiated transactions or otherwise), or trade in options, puts, calls or other derivative instruments relating to the shares of the Corporation.

While the Participants endeavor to ensure that only accurate and complete information is on the website, the Participants make no representation or warranty, express or implied, as to the accuracy, completeness, adequacy or timeliness of those statements or any other written or oral communication they make with respect to the Corporation and any other companies mentioned, and the Participants expressly disclaim any liability relating to those statements or communications (or any inaccuracies or omissions therein). Moreover, this website does not contain all information that may be desirable or required for a proper evaluation of the no confidence referendum. Thus, stockholders and others should conduct their own independent investigation and analysis of those statements and communications and of the Corporation and any other companies to which those statements or communications may be relevant.

This website may contain links to articles and/or videos (collectively, "Media"). The views and opinions expressed in such Media are those of the author(s)/speaker(s) referenced or quoted in such Media and, unless specifically noted otherwise, do not represent the opinion of the Participants.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

PARTICIPANTS IN THE SOLICITATION